EXHIBIT 99.2

About CapitalSouth and Monticello; Transaction Structure

ABOUT THE COMPANIES

		CapitalSouth Bancorp	Monticello Bancshares

Headquarters		Birmingham, Alabama	Jacksonville, Florida

Branches		Nine-	Two-
		Birmingham	Jacksonville
Huntsville
Montgomery
Jacksonville
Financial (12/31/2006)
	Assets	$482 million	$228 million
	Loans, net	$371 million	$205 million
	Deposits	$401 million	$156 million
	Equity	$41 million	$20 million

Residential Mortgage originations
	2006	0	$260 million
	2005	0	$328 million
	2004	0	$294 million

About CapitalSouth and Monticello; Transaction Structure

TRANSACTION STRUCTURE

Consideration
CapitalSouth Bancorp Common Stock	1,047,619 shares
Cash	$14 million
Debt	$8 million

Total value based on $18.30 price of CAPB stock (closing price 2/27/07)	$41.2 million

Price to tangible book	2.06
Price to trailing earnings	19.09
Price to trailing tax effected earnings*	29.37

Pretax Estimated cost savings	$1.5 million

Pretax Estimated deal costs:
Capitalized	$3.0 million
Expensed	$300,000

Due Dilgence	Completed

*	Monticello is an S Corporation and therefore not subject to corporate income tax.
Assumes marginal tax rate of 35%.

About CapitalSouth and Monticello; Transaction Structure

PRO FORMA INFORMATION

	CapitalSouth	Proforma
	(000's)	(000's)

Assets	$481,989	$729,700

Loans, net	$370,579	$576,032

Deposits	$401,297	$557,244

Equity	$41,348	$61,253

CapitalSouth expects to raise an additional $6 to $10 million in debt and/or equity capital from private or public sources in connection with this transaction.

About CapitalSouth and Monticello; Transaction Structure

LOCATIONS

Ratliff
Jacksonville International Airport
Acree Rd
Starratt Rd
New Berlin Rd
RIDA
Ribault River
Fort Caroline Rd
Merrill Rd
Lake Narcissus
Holly Oaks Lake
Heckscher Dr Center
Atlantic Ocean
Jacksonville
DUVAL
Atlantic Beach
Neptune Beach
Jacksonville Beach
Pottsburg Creek
Hodges Blvd
Shindler Dr
Collins Rd
Ortega
Orange Park
Bellair
Loretto Rd
Ponte Vedra Beach
Ponte Vedra
Palm Valley
ST. JOHNS
Fruit Cove
Guana River State Park
1
115
23
104
9A
95
A1A
105
115A
295
17
111
117
21B
Alt 1
Alt 90
113
10
90
211
103
228
213
128
109
21
134
152
116
13
115
1
210A
210
220

Red Flag	CapitalSouth Bank Branch Location
10161 Centurion Parkway

Teal Flag	CapitalSouth Branch Future De Novo Location
San Marco

Yellow Flag	Monticello Branch Location
3288 South Third Street
10696 St. Augustine Road